Exhibit 99.1

TransCode Expands Leadership with Appointment of Jack E. Stover to Board of Directors

BOSTON, Dec 22, 2025- TransCode Therapeutics, Inc. (NASDAQ: RNAZ), a clinical stage company pioneering immuno-oncology and RNA for the treatment of high risk and advanced cancer, announced the appointment of Jack E. Stover to its Board of Directors. Mr. Stover will join the Audit and the Nominating Committees as Dr. Magda Marquet steps down from the Audit Committee. Mr. Stover brings more than three decades of executive leadership experience across public and private life sciences companies, spanning drug development, diagnostics, specialty pharmaceuticals, and capital formation.

“We are delighted to welcome Jack to TransCode’s Board of Directors,” said Philippe P Calais CEO, TransCode Therapeutics. “Jack’s wide and unique operational, financial, and strategic expertise — as well as his successes leading through transformative growth — will be a powerful asset as TransCode advances its RNA and immuno-oncology pipeline.”

Mr. Stover currently serves as Chairman of the Board of Traws Pharma Inc. (NASDAQ: TRAW), a specialty pharmaceutical company focused on anti-virals and oncology. He led the merger of Traws with Onconova Therapeutics Inc. (NASDAQ: ONTX) and was a Director and Chairman of the Audit Committee of Onconova since 2016. From March 2021 until July 2025, he served as CEO and Director of NorthView Acquisition Corp. (NASDAQ: NVAC), a special purpose acquisition corporation and subsequently has been a director of Profusa, Inc.(NASDAQ: PFSA), a digital health company developing tissue integrated biosensors that merged with NVAC. From June 2016 through December 2020, Mr. Stover served as President, CEO and Director of Interpace Biosciences, Inc. (NASDAQ: IDXG), a molecular diagnostics company in oncology, where he led the acquisition of Cancer Genetics, executed multiple successful financings and subsequently led the investment of industry leading private equity investors. Prior to that, from 2004 to 2008, he was CEO and a Director of Antares Pharma, Inc. (NASDAQ: ANTX), a specialty pharmaceutical company where he led the integration of disposable injectables with proprietary therapeutics that led to the sale of Antares to Halozyme for in excess of $900 million. Mr. Stover was also previously a partner with PricewaterhouseCoopers (the successor of Coopers & Lybrand) where he led the life science industry practice in the Mid-Atlantic region.

“I am pleased to join the Board of TransCode as the company enters an exciting stage of development. I look forward to helping advance our mission to deliver a cancer-free future for patients,” said Mr. Stover.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning TransCode’s technology, collaborations, and team, and statements concerning the therapeutic potential of TransCode’s TTX-MC138 and other therapeutic candidates. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risks associated with drug discovery and development; the risk that the results of clinical trials will not be consistent with TransCode’s preclinical studies or expectations or with results from previous clinical trials; risks associated with the conduct of clinical trials; risks associated with TransCode’s financial condition and its need to obtain additional funding to support its business activities, including TransCode’s ability to continue as a going concern; risks associated with the timing and outcome of TransCode’s planned regulatory submissions; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; risks of competition from other companies developing products for similar uses; risks associated with TransCode’s dependence on third parties; and risks associated with geopolitical events and pandemics, including the COVID-19 coronavirus and military actions. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in TransCode’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of this release; TransCode undertakes no duty to update this information unless required by law.

For more information and partnering opportunities, please contact:

TransCode Therapeutics, Inc.
Tania Montgomery, VP of Business Development
tania.montgomery@transcodetherapeutics.com

TransCode Therapeutics, Inc. • 6 Liberty Square #2382 • Boston, MA 02109